Exhibit j(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 333-147077 on Form N-1A of NETS Trust, including NETS™ BOVESPA Index Fund (Brazil), NETS™ FTSE All-World Canada Index Fund, NETS™ IPC® Index Fund (Mexico), NETS™ OMXS30 Index Fund (Sweden), NETS™ SLI Index Fund (Switzerland) and NETS™ FTSE CNBC Global 300 Index Fund, to the reference to us under the headings “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
October 14, 2008